Exhibit 99.1

Press Contact:
Michael T. Burns
Investor Relations
Harris Interactive Inc.
800-866-7655 x7328
mburns@harrisinteractive.com
Harris Interactive® Reports First Quarter Fiscal 2011 Results
New York, N.Y. — October 28, 2010 — Harris Interactive Inc. (NASDAQ: HPOL), a leading innovative global market research firm, today announced its first quarter fiscal 2011 financial results. Kimberly Till, President and Chief Executive Officer of Harris Interactive, said, “While our first quarter is traditionally weak, as there is generally less activity in our industry during the summer months, we were pleased to see that our bookings were up 8% compared with last year’s first quarter, excluding the impact of foreign exchange rate differences. Despite the 5% decline in revenue compared with last year’s first quarter, which was driven in large part by the tracking studies we lost during fiscal 2010, we expect that this quarter’s increased bookings will convert to revenue in the coming quarters and start to build a base from which we can achieve revenue growth for the full fiscal year.”
Till continued, “The increase in bookings that we experienced during the quarter is largely the result of investments in selling resources and changes in the leadership of several of our business units. We expect that both of these factors will continue to have a positive impact on our business in the coming quarters. Looking ahead, I believe that we are well positioned to achieve revenue growth and profit growth for the full fiscal year, as the progress we’ve made in executing the key initiatives within the phases of our roadmap should translate into improved financial performance.”
Financial Highlights

	For the Three Months
	Ended September 30,
$ in millions — unaudited	2010	2009
Revenue	$37.0	$38.9
Operating loss	$(1.3)	$(0.4)
Net loss	$(1.3)	$(0.6)
Fully diluted net loss per share	$(0.02)	$(0.01)

Adjusted EBITDA*	$0.9	$1.9
Adjusted EBITDA* with add-back of restructuring and other charges	$0.9	$2.1

*	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA less stock-based compensation and non-cash goodwill impairment charges.
Key Financial Statistics
•	Total revenue for the first quarter of fiscal 2011 was $37.0 million, as compared with $38.9 million for the same prior year period. Foreign currency exchange rate differences had a negative impact of $0.5 million on revenue for the first quarter, as compared with the same prior year period.

©2010 Harris Interactive Inc.	All rights reserved.

•	Operating loss for the first quarter of fiscal 2011 was $(1.3) million, as compared with an operating loss of $(0.4) million for the same prior year period.

•	Net loss for the first quarter of fiscal 2011 was $(1.3) million, or $(0.02) per fully diluted share, as compared with a net loss of $(0.6) million, or $(0.01) per fully diluted share for the same prior year period.

•	As of September 30, 2010, we had $11.3 million in cash and $14.4 million in outstanding debt.

•	Cash used in operations for the first quarter of fiscal 2011 was $2.2 million, as compared with $1.5 million used in operations for the same prior year period.

•	Bookings for the first quarter of fiscal 2011 were $35.4 million, as compared with $32.7 million for the same prior year period. Excluding foreign currency exchange rate differences, bookings for the first quarter were up 8% compared with the same prior year period.

•	Secured revenue (formerly referred to as backlog) for the first quarter of fiscal 2011 was $45.0 million as compared with $42.5 million for the same prior year period. Secured revenue for the first quarter included a $0.4 million unfavorable foreign currency impact, as compared with the same prior year period.

•	Non-GAAP adjusted EBITDA* with add-back of restructuring and other charges for the first quarter of fiscal 2011 was $0.9 million, as compared with $2.1 million for the same prior year period.
Ms. Till continued, “On a country by country basis, the U.S. is gaining traction and France, Germany, and Asia are all performing well. This leaves Canada and the U.K., where we have a strong sense of urgency to complete the turnaround of those businesses. During the past six weeks, we spent a substantial amount of time developing plans to improve Canada’s performance. We changed the leadership of that business and now intend to focus on growing our online data collection capabilities there and the higher margin, consultative part of that business. We also have a number of initiatives underway in the U.K. to improve financial performance.”
Ms. Till concluded, “We remain focused on reestablishing a leadership position in the market research industry through product innovation and economies of scale. We are in the process of developing several products that sit on top of our Research Lifestreaming platform to address specific market needs, such as brand tracking, digital advertising effectiveness, and social media monitoring. We’ve continued to meet with a large number of clients and prospects to showcase our Research Lifestreaming capabilities and have numerous active proposals in progress. Although only commercialized since June, we already are starting to win Research Lifestreaming projects. Additionally, Research Lifestreaming has helped drive new sales of our core offerings. We are also progressing with our implementation of a worldwide global panel and survey platform and have several other initiatives under way that should provide us with cost and operational efficiencies.”

First Quarter Fiscal 2011 Results Conference Call and Webcast Access
Kimberly Till, President and Chief Executive Officer, will host a conference call to discuss these results on Thursday, October 28, 2010, at 5:00 p.m. ET. Formal remarks will be followed by a question and answer session.
To access the conference call, please dial toll-free 877.303.9858 in the United States and Canada, or 408.337.0139 internationally.
A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and uncertainties surrounding compliance with certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including healthcare, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in over 215 countries and territories through our North American, European, and Asian offices and a network of independent market research firms,

Harris specializes in delivering research solutions that help us — and our clients — stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.
HPOL — E

HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	June 30,
	2010	2010
Assets
Cash and cash equivalents	$11,333	$14,158
Accounts receivable, net	22,701	23,735
Unbilled receivables	7,957	7,566
Prepaids and other current assets	4,158	3,722
Deferred tax assets	660	375

Total current assets	46,809	49,556

Property, plant and equipment, net	5,089	5,626
Other intangibles, net	16,103	16,382
Deferred tax assets	—	—
Other assets	1,409	1,566

Total assets	$69,410	$73,130

Liabilities and Stockholders’ Equity
Accounts payable	$5,671	$8,952
Accrued expenses	15,897	16,768
Current portion of long-term debt	4,794	4,794
Deferred revenue	12,893	11,612

Total current liabilities	39,255	42,126

Long-term debt	9,588	10,787
Deferred tax liabilities	2,187	2,391
Other long-term liabilities	1,886	1,792

Total stockholders’ equity	16,494	16,034

Total liabilities and stockholders’ equity	$69,410	$73,130

HARRIS INTERACTIVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended
	September 30,
	2010	2009
Revenue from services	$37,015	$38,935

Operating expenses:
Cost of services	24,193	24,431
Selling, general and administrative	12,564	12,962
Depreciation and amortization	1,527	1,754
Restructuring and other charges	—	148

Total operating expenses	38,284	39,295

Operating loss	(1,269)	(360)
Operating margin	-3.4%	-0.9%

Interest and other income	(14)	(15)
Interest expense	470	537

Loss from operations before income taxes	(1,725)	(882)

Provision (benefit) for income taxes	(388)	(249)

Net loss	$(1,337)	$(633)

Basic and diluted net loss per share	$(0.02)	$(0.01)

Basic and diluted weighted average shares outstanding	54,422,790	53,899,842

Reconciliation of GAAP Loss to EBITDA and Adjusted EBITDA

	Three months ended
	September 30,
	2010	2009
GAAP net loss	$(1,337)	$(633)
Interest income	(14)	(15)
Interest expense	470	537
Provision (benefit) for income taxes	(388)	(249)
Depreciation and amortization	1,957	2,136

EBITDA	$688	$1,776
Stock-based compensation (1)	179	158

Adjusted EBITDA	$867	$1,934

Adjusted EBITDA	$867	$1,934
Add-back of restructuring and other charges	—	148

Adjusted EBITDA with add-back of specified GAAP charges	$867	$2,082

(1)	Stock-based compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under the FASB guidance for stock-based compensation